Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Fourth Quarter 2017 And Full Year 2017 Results

•

Fourth quarter 2017 revenue of $710.7 million, and net income of $36.6 million, or $1.37 per diluted share, include the impact of the Tax Reform Act[1].  On a non-GAAP[2] basis, fourth quarter 2017 net income was $11.2 million, or $0.42 per diluted share.

•	Improved fourth quarter Asset-Based revenue and operating income associated with yield management initiatives.
•	ArcBest full year 2017 consolidated revenue of $2.8 billion.

FORT SMITH, Arkansas, January 31, 2018 — ArcBest® (Nasdaq: ARCB) today reported fourth quarter 2017 revenue of $710.7 million compared to fourth quarter 2016 revenue of $688.2 million.  Fourth quarter 2017 operating income was $16.7 million compared to operating income of $1.2 million last year.  Net income of $36.6 million, or $1.37 per diluted share compared to fourth quarter  2016 net income of $1.6 million, or $0.06 per diluted share.  Due to the lower corporate tax rate under the Tax Reform Act, fourth quarter 2017 net income reflects the impact of a $24.5 million reduction of income tax liabilities related to deferred income taxes established under GAAP. While GAAP requires the recognition of the Tax Reform Act impact on deferred taxes in 2017, the realization of those benefits are spread over many future years.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP net income was $11.2 million, or $0.42 per diluted share, in fourth quarter 2017 compared to the fourth quarter 2016 amount of $7.3 million, or $0.28 per diluted share. On a non-GAAP basis, operating income was $18.5 million in fourth quarter 2017 compared to fourth quarter 2016 operating income of $12.1 million.  Cost controls resulting from the enhanced market approach implemented at the beginning of the year continue to be in-line with expectations.

“We began 2017 with an aggressive plan to implement our enhanced market approach,” said Chairman, President & CEO Judy McReynolds.  “Our customers have been asking for full logistics solutions from us and more manageable points of contact. By responding with a unified sales force, customer service and capacity sourcing, we more expertly answer their total supply chain needs and position the company for growth.”

“In addition,” said McReynolds, “we undertook a number of significant actions to improve our pricing and ensure that we are adequately compensated for the value we provide customers, particularly in our Asset-Based business.  We are pleased with the results of these actions to date, which are in line with our expectations, and are confident we have the right pricing strategy going forward.”

1.	Tax Cuts and Jobs Act of 2017
2.	U.S. Generally Accepted Accounting Principles

Asset-Based

Results of Operations

Fourth Quarter 2017 Versus Fourth Quarter 2016

•	Revenue of $497.0 million compared to $482.1 million, a per-day increase of 2.3 percent.
•	Tonnage per day decrease of 4.7 percent.
•	Shipments per day decrease 8.1 percent.
•

Total billed revenue per hundredweight increased 7.6 percent and was positively impacted by Asset-Based pricing initiatives and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the mid-single digits.

•

Operating income of $18.0 million and an operating ratio of 96.4 percent compared to operating income of $7.1 million and an operating ratio of 98.5 percent.  On a non-GAAP basis, operating income of $19.4 million and an operating ratio of 96.1 percent compared to operating income of $8.7 million and an operating ratio of 98.2 percent.

Continued focus on yield management initiatives was reflected in solid increases in revenue per hundredweight and revenue per shipment.  This was the most significant factor contributing to the improvement in fourth quarter Asset-Based profitability versus the same period last year.  The fourth quarter emphasis on securing compensatory pricing contributed to reductions in shipment and tonnage levels despite a healthy economic environment and tightened industry capacity.  Impacted positively by account pricing activities, the recent trend of increasing weight and revenue per shipment continued throughout the fourth quarter.  Cost controls and focused workforce management contributed to overall operational labor savings that were somewhat offset by higher union health, welfare and pension expense.  Reduced costs for outside resources including city cartage and local rental equipment also contributed positively to fourth quarter results.

Asset-Light‡

Results of Operations

Fourth Quarter 2017 Versus Fourth Quarter 2016

•	Revenue of $222.2 million compared to $211.2 million.
•	Operating income of $5.2 million compared to an operating loss of $0.9 million. On a non-GAAP basis, operating income of $5.4 million compared to $7.4 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $9.1 million compared to Adjusted EBITDA of $10.8 million.

ArcBest’s Asset-Light revenue increased primarily as a result of strong revenue per shipment growth in expedite and truckload related to higher customer demand and tightened capacity in the marketplace.  The revenue growth in these portions of the Asset-Light business occurred despite shipment count reductions.  The fourth quarter operating income decline was related to several factors that included: lower net revenue margins related to rising purchased transportation costs and the difficulty of obtaining commensurate rate increases from Asset-Light shippers; reductions in the military moving business and the handling of fewer consumer moving loads requiring out-of-network resources; and the costs, and related business loss, associated with customer bankruptcies.  At FleetNet, a slight increase in total events and improved pricing contributed to revenue growth.

Full Year 2017 Results

ArcBest’s revenue totaled $2.8 billion, compared to $2.7 billion in 2016.    Net income was $59.7 million, or $2.25 per diluted share, compared to net income of $18.7 million, or $0.71 per diluted share in 2016.  Net income in 2017 was impacted by the Tax Reform Act, as previously described.  On a non-GAAP basis, ArcBest had 2017 net income of $35.6 million, or $1.33 per diluted share compared to net income of  $24.3 million, or $0.92 per diluted share in 2016.

During 2017, ArcBest increased shareholder returns through payment of an eight cent per share quarterly dividend and purchase of ArcBest shares valued at approximately $6.0 million.

Asset-Based

Results of Operations

Full Year 2017 Versus Full Year 2016

•	Revenue of $2.0 billion, compared to $1.9 billion in 2016.
•	Tonnage per day decrease of 2.1 percent.
•	Shipments per day were flat.
•

Total billed revenue per hundredweight increased 6.5 percent and was impacted by Asset-Based pricing initiatives and higher fuel surcharges in 2017.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based traditional LTL freight was in the mid-single digits.

•

Operating income of $51.9 million and an operating ratio of 97.4 percent compared to $33.6 million and an operating ratio of 98.2 percent.  On a non-GAAP basis, an operating ratio of 97.2 percent compared to an operating ratio of 98.0 percent.

Asset-Light‡

Results of Operations

Full Year 2017 Versus Full Year 2016

•	Revenue of $863.0 million compared to $803.4 million, an increase of 7.4 percent.
•	Operating income of $22.1 million compared to $9.3 million. On a non-GAAP basis, operating income of $23.6 million compared to $17.7 million.
•	Adjusted EBITDA of $37.2 million compared to $32.4 million.

Capital Expenditures

In 2017, total net capital expenditures equaled $146 million which was somewhat below previous expectations.  This included $95 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation.  Depreciation and amortization costs on property, plant and equipment were $99 million.

For 2018, total net capital expenditures are estimated to range from $155 million to $165 million. This includes revenue equipment purchases of approximately $100 million primarily for ArcBest’s Asset-Based operation.  Because ABF Freight’s union labor negotiations are in progress, the timing and actual amount of these capital investments are highly dependent on the outcome of the union labor contract.  ArcBest’s depreciation and amortization costs on property, plant and equipment in 2018 are estimated to be in a range of $100 million to $105 million.

Closing Comments

McReynolds said 2017 presented challenging conditions with tighter capacity resulting from an improving economy, and impacts from the damaging hurricanes in August and September. ”We expect tighter capacity will continue in 2018 as the Electronic Logging Device mandate took effect last December,” McReynolds said. “I am confident that our assets, owner operators and relationships with contract carriers will continue to provide comprehensive and valued options for our customers.”

“As we go forward, the operating results of our Asset-Based and Asset-Light segments should reflect the investments we are making today,” McReynolds said. “We continue to have a great opportunity to grow our company, while also keeping our costs under control. In order to profitably grow our Asset-Based business, we must have the appropriate cost structure and work rules to do so, and we will continue to work on these areas in 2018. We also have a large opportunity to grow Asset-Light revenues thanks to our expanded range of logistics solutions and great relationships with our providers. The future for ArcBest is promising.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2017 fourth quarter results. The call will be today, Wednesday, January 31, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (888) 223-4953. Following the call, a recorded playback will be available through the end of the day on March 15, 2018. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21877801. The conference call and playback can also be accessed, through March 15, 2018, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We'll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2017 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$710,721	$688,214	$2,826,457	$2,700,219

OPERATING EXPENSES	694,041	687,003	2,772,947	2,671,249

OPERATING INCOME	16,680	1,211	53,510	28,970

OTHER INCOME (COSTS)
Interest and dividend income	388	345	1,293	1,523
Interest and other related financing costs	(1,932)	(1,376)	(6,342)	(5,150)
Other, net	884	916	3,115	2,944
	(660)	(115)	(1,934)	(683)

INCOME BEFORE INCOME TAXES	16,020	1,096	51,576	28,287

INCOME TAX PROVISION (BENEFIT)	(20,548)	(488)	(8,150)	9,635

NET INCOME	$36,568	$1,584	$59,726	$18,652

EARNINGS PER COMMON SHARE(1)
Basic	$1.42	$0.06	$2.32	$0.72
Diluted	$1.37	$0.06	$2.25	$0.71

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,637,568	25,669,280	25,683,745	25,751,544
Diluted	26,540,716	26,272,487	26,424,389	26,256,570

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.32	$0.32

(1)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2017	2016
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$120,772	$114,280
Short-term investments	56,401	56,838
Restricted cash	—	962
Accounts receivable, less allowances (2017 - $7,657; 2016 - $5,437)	279,074	260,643
Other accounts receivable, less allowances (2017 - $921; 2016 - $849)	19,491	22,041
Prepaid expenses	22,183	22,124
Prepaid and refundable income taxes	12,296	9,909
Other	12,132	4,300
TOTAL CURRENT ASSETS	522,349	491,097

PROPERTY, PLANT AND EQUIPMENT
Land and structures	344,224	324,086
Revenue equipment	793,523	743,860
Service, office, and other equipment	179,950	154,119
Software	129,589	120,877
Leasehold improvements	8,888	8,758
	1,456,174	1,351,700
Less allowances for depreciation and amortization	865,010	819,174
	591,164	532,526

GOODWILL	108,320	108,875
INTANGIBLE ASSETS, NET	73,469	80,507
DEFERRED INCOME TAXES	5,965	2,978
OTHER LONG-TERM ASSETS	64,374	66,095
	$1,365,641	$1,282,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$129,099	$133,301
Income taxes payable	324	—
Accrued expenses	211,237	198,731
Current portion of long-term debt	61,930	64,143
TOTAL CURRENT LIABILITIES	402,590	396,175

LONG-TERM DEBT, less current portion	206,989	179,530
PENSION AND POSTRETIREMENT LIABILITIES	39,827	35,848
OTHER LONG-TERM LIABILITIES	15,616	16,790
DEFERRED INCOME TAXES	49,157	54,680

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2017: 28,495,628 shares; 2016: 28,174,424 shares	285	282
Additional paid-in capital	319,436	315,318
Retained earnings	438,379	386,917
Treasury stock, at cost, 2017: 2,851,578 shares; 2016: 2,565,399 shares	(86,064)	(80,045)
Accumulated other comprehensive loss	(20,574)	(23,417)
TOTAL STOCKHOLDERS’ EQUITY	651,462	599,055
	$1,365,641	$1,282,078

Note:  The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2017	2016
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$59,726	$18,652
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	98,530	98,814
Amortization of intangibles	4,538	4,239
Impairment of long-lived assets	—	6,244
Pension settlement expense	4,156	3,229
Share-based compensation expense	6,958	7,588
Provision for losses on accounts receivable	4,081	1,643
Deferred income tax provision	(10,213)	9,522
Gain on sale of property and equipment	(227)	(3,335)
Changes in operating assets and liabilities:
Receivables	(19,588)	(23,809)
Prepaid expenses	(64)	(1,393)
Other assets	(4,231)	(4,355)
Income taxes	(2,144)	6,236
Accounts payable, accrued expenses, and other liabilities	10,393	(11,335)
NET CASH PROVIDED BY OPERATING ACTIVITIES	151,915	111,940

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(65,781)	(68,271)
Proceeds from sale of property and equipment	4,279	8,804
Purchases of short-term investments	(73,459)	(69,400)
Proceeds from sale of short-term investments	73,842	74,167
Business acquisitions, net of cash acquired	—	(24,780)
Proceeds from sale of subsidiaries	2,490	2,780
Capitalization of internally developed software	(9,840)	(10,472)
NET CASH USED IN INVESTING ACTIVITIES	(68,469)	(87,172)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	10,000	—
Payments on long-term debt	(68,924)	(52,202)
Net change in book overdrafts	(502)	(4,171)
Deferred financing costs	(937)	—
Payment of common stock dividends	(8,264)	(8,318)
Purchases of treasury stock	(6,019)	(9,510)
Payments for tax withheld on share-based compensation	(3,270)	(1,682)
NET CASH USED IN FINANCING ACTIVITIES	(77,916)	(75,883)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	5,530	(51,115)
Cash and cash equivalents and restricted cash at beginning of period	115,242	166,357
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$120,772	$115,242

NONCASH INVESTING ACTIVITIES
Equipment financed	$84,170	$83,366
Accruals for equipment received	$1,734	$397

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2017		2016		2017		2016
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$497,004		$482,079		$1,993,314		$1,916,394

ArcBest(1)	182,144		172,999		706,698		640,734
FleetNet	40,034		38,212		156,341		162,629
Total Asset-Light	222,178		211,211		863,039		803,363

Other and eliminations	(8,461)		(5,076)		(29,896)		(19,538)
Total consolidated revenues	$710,721		$688,214		$2,826,457		$2,700,219

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$271,712	54.7%	$274,571	56.9%	$1,125,186	56.5%	$1,103,883	57.6%
Fuel, supplies, and expenses	59,680	12.0	55,731	11.6	234,006	11.7	216,263	11.3
Operating taxes and licenses	12,041	2.4	11,941	2.5	47,767	2.4	48,180	2.5
Insurance	7,693	1.5	6,686	1.4	30,761	1.5	29,178	1.5
Communications and utilities	4,113	0.8	4,334	0.9	17,373	0.9	16,181	0.8
Depreciation and amortization	20,730	4.2	20,717	4.3	82,507	4.1	80,331	4.2
Rents and purchased transportation	51,462	10.4	53,155	11.0	206,457	10.4	198,594	10.4
Shared services(2)	47,706	9.6	45,368	9.4	186,406	9.4	184,817	9.6
Gain on sale of property and equipment	(96)	—	(529)	(0.1)	(695)	—	(2,979)	(0.2)
Nonunion pension expense, including settlement(3)	1,325	0.3	384	0.1	4,799	0.2	2,313	0.1
Other	2,589	0.5	1,400	0.3	6,525	0.3	4,889	0.3
Restructuring costs(4)	76	—	1,173	0.2	344	—	1,173	0.1
Total Asset-Based	479,031	96.4%	474,931	98.5%	1,941,436	97.4%	1,882,823	98.2%

ArcBest(1)
Purchased transportation	146,184	80.2%	135,813	78.5%	563,497	79.7%	502,159	78.4%
Supplies and expenses	3,822	2.1	3,863	2.2	15,087	2.1	13,145	2.1
Depreciation and amortization(5)	3,579	2.0	3,115	1.8	13,090	1.9	13,612	2.1
Shared services(2)(3)	21,044	11.5	20,310	11.8	84,159	11.9	85,238	13.3
Other	3,034	1.7	3,446	2.0	11,189	1.6	11,678	1.8
Restructuring costs(4)	—	—	8,038	4.6	875	0.1	8,038	1.2
	177,663	97.5%	174,585	100.9%	687,897	97.3%	633,870	98.9%
FleetNet(3)	39,287	98.1%	37,488	98.1%	153,017	97.9%	160,204	98.5%
Total Asset-Light	216,950		212,073		840,914		794,074

Other and eliminations(3)	(1,940)		(1)		(9,403)		(5,648)
Total consolidated operating expenses	$694,041	97.7%	$687,003	99.8%	$2,772,947	98.1%	$2,671,249	98.9%

OPERATING INCOME
Asset-Based	$17,973		$7,148		51,878		33,571

ArcBest(1)	4,481		(1,586)		18,801		6,864
FleetNet	747		724		3,324		2,425
Total Asset-Light	5,228		(862)		22,125		9,289

Other and eliminations(6)	(6,521)		(5,075)		(20,493)		(13,890)
Total consolidated operating income	$16,680		$1,211		$53,510		$28,970

1)	Includes the operations of Logistics & Distribution Services, LLC (“LDS”) since the September 2016 acquisition date.
2)

The presentation of segment expenses allocated from shared services was modified during third quarter 2017 and reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. Previously, expenses allocated from company-wide functions were categorized in individual segment expense line items by type of expense. Allocated expense is now presented on a single “Shared services” line within the Company’s operating segment disclosures. There was no impact on each segment’s total expenses as a result of the reclassifications.

3)

Consolidated and segment operating results for all periods presented were impacted by nonunion pension expense, including settlement. (See ArcBest Corporation - Consolidated and Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures tables.)

4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
6)

“Other” corporate costs include $0.2 million and $1.8 million of restructuring charges for the three months and year ended December 31, 2017, respectively, and $0.9 million for the three months and year ended December 31, 2016. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures. We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of the Asset-Light businesses, because they exclude amortization of acquired intangibles and software, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Second Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$16,680	$1,211	$53,510	$28,970
Restructuring charges, pre-tax(1)	232	10,313	2,963	10,313
Nonunion pension expense, including settlement, pre-tax(2)	1,622	511	6,090	3,075
Transaction costs, pre-tax(3)	—	39	—	601
Non-GAAP amounts	$18,534	$12,074	$62,563	$42,959

Net Income
Amounts on GAAP basis	$36,568	$1,584	$59,726	$18,652
Deferred tax adjustment for 2017 Tax Reform Act(4)	(24,542)	—	(24,542)	—
Impact of 2017 Tax Reform Act on current tax expense(4)	(1,288)	—	(1,288)	—
Restructuring charges, after-tax(1)	142	6,273	1,810	6,273
Nonunion pension expense, including settlement, after-tax(2)	991	312	3,721	1,878
Life insurance proceeds and changes in cash surrender value	(699)	(884)	(2,642)	(2,864)
Tax expense (benefit) from vested RSUs(5)	14	—	(1,215)	—
Transaction costs, after-tax(3)	—	24	—	365
Non-GAAP amounts	$11,186	$7,309	$35,570	$24,304

Diluted Earnings Per Share
Amounts on GAAP basis	$1.37	$0.06	$2.25	$0.71
Deferred tax adjustment for 2017 Tax Reform Act(4)	(0.92)	—	(0.93)	—
Impact of 2017 Tax Reform Act on current tax expense(4)	(0.05)	—	(0.05)	—
Restructuring charges, after-tax(1)	0.01	0.24	0.07	0.24
Nonunion pension expense, including settlement, after-tax(2)	0.04	0.01	0.14	0.07
Life insurance proceeds and changes in cash surrender value	(0.03)	(0.03)	(0.10)	(0.11)
Tax expense (benefit) from vested RSUs(5)	—	—	(0.05)	—
Transaction costs, after-tax(3)	—	—	—	0.01
Non-GAAP amounts	$0.42	$0.28	$1.33	$0.92

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Plan participants will have an election window in which they can choose any form of payment allowed by the plan for immediate commencement of payment or defer payment until a later date with pension settlements related to the plan termination likely to occur in the second half of 2018.

3)	Transaction costs for the year ended December 31, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.
4)

Impact on current and deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

5)

The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three months ended December 31, 2017 and excess tax benefit during the year ended December 31, 2017.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2017
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$16,680	$(660)	$16,020	$(20,548)	$36,568	(128.3)%
Deferred tax adjustment for 2017 Tax Reform Act(1)	—	—	—	24,542	(24,542)	—
Impact of 2017 Tax Reform Act on current tax expense(1)	—	—	—	1,288	(1,288)	—
Restructuring charges(2)	232	—	232	90	142	38.8
Nonunion pension expense, including settlement(3)	1,622	—	1,622	631	991	38.9
Life insurance proceeds and changes in cash surrender value	—	(699)	(699)	—	(699)	—
Tax expense from vested RSUs(4)	—	—	—	(14)	14	—
Non-GAAP amounts	$18,534	$(1,359)	$17,175	$5,989	$11,186	34.9%

	Three Months Ended December 31, 2016
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$1,211	$(115)	$1,096	$(488)	$1,584	(44.5)%
Restructuring charges(2)	10,313	—	10,313	4,040	6,273	39.2
Nonunion pension expense, including settlement(3)	511	—	511	199	312	38.9
Life insurance proceeds and changes in cash surrender value	—	(884)	(884)	—	(884)	—
Transactions costs(5)	39	—	39	15	24	38.5
Non-GAAP amounts	$12,074	$(999)	$11,075	$3,766	$7,309	34.0%

	Year Ended December 31, 2017
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$53,510	$(1,934)	$51,576	$(8,150)	$59,726	(15.8)%
Deferred tax adjustment for 2017 Tax Reform Act(1)	—	—	—	24,542	(24,542)	—
Impact of 2017 Tax Reform Act on current tax expense(1)	—	—	—	1,288	(1,288)	—
Restructuring charges(2)	2,963	—	2,963	1,153	1,810	38.9
Nonunion pension expense, including settlement(3)	6,090	—	6,090	2,369	3,721	38.9
Life insurance proceeds and changes in cash surrender value	—	(2,642)	(2,642)	—	(2,642)	—
Tax benefit from vested RSUs(4)	—	—	—	1,215	(1,215)	—
Non-GAAP amounts	$62,563	$(4,576)	$57,987	$22,417	$35,570	38.7%

	Year Ended December 31, 2016
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$28,970	$(683)	$28,287	$9,635	$18,652	34.1%
Restructuring charges(2)	10,313	—	10,313	4,040	6,273	39.2
Nonunion pension expense, including settlement(3)	3,075	—	3,075	1,197	1,878	38.9
Life insurance proceeds and changes in cash surrender value	—	(2,864)	(2,864)	—	(2,864)	—
Transactions costs(5)	601	—	601	236	365	39.3
Non-GAAP amounts	$42,959	$(3,547)	$39,412	$15,108	$24,304	38.3%

1)

Impact on current and deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017.

4)

The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three months ended December 31, 2017 and excess tax benefit during the year ended December 31, 2017.

5)	Transaction costs for the year ended December 31, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2017		2016		2017		2016
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$17,973	96.4%	$7,148	98.5%	$51,878	97.4%	$33,571	98.2%
Restructuring charges(1)	76	—	1,173	(0.2)	344	—	1,173	(0.1)
Nonunion pension expense, including settlement(2)	1,325	(0.3)	384	(0.1)	4,799	(0.2)	2,313	(0.1)
Non-GAAP amounts	$19,374	96.1%	$8,705	98.2%	$57,021	97.2%	$37,057	98.0%

Asset-Light

ArcBest
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$4,481	97.5%	$(1,586)	100.9%	$18,801	97.3%	$6,864	98.9%
Restructuring charges(1)	—	—	8,038	(4.6)	875	(0.1)	8,038	(1.2)
Nonunion pension expense, including settlement(2)	109	(0.1)	11	—	413	(0.1)	63	—
Non-GAAP amounts	$4,590	97.4%	$6,463	96.3%	$20,089	97.1%	$14,965	97.7%

FleetNet
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$747	98.1%	$724	98.1%	$3,324	97.9%	$2,425	98.5%
Restructuring charges(1)	—	—	245	(0.7)	—	—	245	(0.2)
Nonunion pension expense, including settlement(2)	39	(0.1)	10	—	147	(0.1)	61	—
Non-GAAP amounts	$786	98.0%	$979	97.4%	$3,471	97.8%	$2,731	98.3%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$5,228	97.6%	$(862)	100.4%	$22,125	97.4%	$9,289	98.8%
Restructuring charges(1)	—	—	8,283	(3.9)	875	(0.1)	8,283	(1.0)
Nonunion pension expense, including settlement(2)	148	(0.1)	21	—	560	(0.1)	124	—
Non-GAAP amounts	$5,376	97.5%	$7,442	96.5%	$23,560	97.2%	$17,696	97.8%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(6,521)		$(5,075)		$(20,493)		$(13,890)
Restructuring charges(1)	156		857		1,744		857
Nonunion pension expense, including settlement(2)	149		106		731		638
Transaction costs(3)	—		39		—		601
Non-GAAP amounts	$(6,216)		$(4,073)		$(18,018)		$(11,794)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017.

3)	Transaction costs for the year ended December 31, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended		Year Ended
	December 31		December 31
	2017	2016	2017	2016
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net income	$36,568	$1,584	$59,726	$18,652
Interest and other related financing costs	1,932	1,376	6,342	5,150
Income tax provision (benefit)	(20,548)	(488)	(8,150)	9,635
Depreciation and amortization	26,247	26,361	103,068	103,053
Amortization of share-based compensation	1,888	1,437	6,958	7,588
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,493	2,140	8,064	8,173
Restructuring charges(1)	232	10,313	2,963	10,313
Transaction costs(2)	—	39	—	601
Consolidated Adjusted EBITDA	$47,812	$42,762	$178,971	$163,165

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
2)	Transaction costs for the year ended December 31, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended December 31
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Restructuring	Adjusted
	Income	Amortization	Charges(3)	EBITDA	Income	Amortization	Charges(3)	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(4)	$4,481	$3,579	$—	$8,060	$(1,586)	$3,115	$8,038	$9,567
FleetNet	747	266	—	1,013	724	310	245	1,279
Total Asset-Light	$5,228	$3,845	$—	$9,073	$(862)	$3,425	$8,283	$10,846

	Year Ended December 31
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Restructuring	Adjusted
	Income	Amortization	Charges(3)	EBITDA	Income	Amortization	Charges(3)	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(4)	$18,801	$13,090	$875	$32,766	$6,864	$13,612	$8,038	$28,514
FleetNet	3,324	1,089	—	4,413	2,425	1,210	245	3,880
Total Asset-Light	$22,125	$14,179	$875	$37,179	$9,289	$14,822	$8,283	$32,394

3)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
4)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2017	2016	% Change	2017	2016	% Change
	(Unaudited)
Asset-Based

Workdays	61.5	61.0		251.5	252.5

Billed Revenue(1) CWT	$32.34	$30.06	7.6%	$31.27	$29.35	6.5%

Billed Revenue(1) / Shipment	$404.25	$362.31	11.6%	$381.55	$365.68	4.3%

Shipments	1,215,433	1,311,846	(7.3%)	5,218,346	5,237,827	(0.4%)

Shipments / Day	19,763	21,506	(8.1%)	20,749	20,744	—

Tonnage (Tons)	759,549	790,535	(3.9%)	3,183,228	3,263,025	(2.4%)

Tons / Day	12,350	12,960	(4.7%)	12,657	12,923	(2.1%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2017	December 31, 2017
	(Unaudited)
ArcBest

Expedite(2)
Revenue / Shipment	15.1%	13.9%

Shipments / Day	(4.9%)	(0.4%)

Truckload and Truckload - Dedicated(3)
Revenue / Shipment	22.5%	10.3%

Shipments / Day	(12.0%)	7.4%

2)	Expedite primarily represents the expedited operations which were previously reported in the Premium Logistics (Panther) segment.
3)

Truckload represents the brokerage operations and the Truckload – Dedicated represents the dedicated operations of LDS. Comparisons are impacted by the operations of LDS, which was acquired in September 2016.

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